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                                                                  EXHIBIT 4.3(A)


                     Healthtrust, Inc. -- The Hospital Company

                       Senior Subordinated Notes due 2009

                                  ____________

Purchase Agreement
------------------
                                                                  April 30, 1999


Goldman, Sachs & Co.
NationsBanc Montgomery Securities LLC
Chase Securities Inc.
Salomon Smith Barney Inc.
SG Cowen Securities Corporation
   As representatives of the several Purchasers named in Schedule I hereto

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

     Healthtrust, Inc.-The Hospital Company, a Delaware corporation ("Healthtrust"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers"), for whom Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC, Chase Securities Inc., Salomon Smith Barney Inc. and SG Cowen Securities Corporation are acting as representatives (in such capacity, the "Representatives"), an aggregate of $325,000,000 principal amount of the Senior Subordinated Notes of Healthtrust, specified above (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of May 11, 1999 (the "Indenture") between Healthtrust and Citibank N.A., as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depositary Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Time of Delivery (as defined in Section 4(a) hereof) (the "DTC Agreement"), among Healthtrust, the Trustee and DTC.

     Healthtrust has prepared and delivered to each Initial Purchaser copies of a preliminary offering circular dated April 12, 1999 (the "Preliminary Offering Circular") and has prepared and will deliver to each Purchaser, on the date hereof or the next succeeding day, copies
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of a final offering circular dated April 30, 1999 (the "Final Offering
Circular"), each for use by such Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Circular" means, with respect to any date or time referred to in this Agreement, the most recent offering circular (whether the Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement to either such document), including annexes and exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by Healthtrust to the Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

     For purposes of this Agreement, (a) the term "Business" shall mean the net assets, business and operations comprising the Pacific Group Division of Columbia/HCA Healthcare Corporation ("Columbia/HCA") and (b) the term "Distribution" shall mean (i) the incurrence by Healthtrust of the indebtedness evidenced by the Securities and by the new credit agreement described in the Offering Circular (the "New Credit Agreement"), (ii) the transfer of the Business by Healthtrust to Triad Hospitals, Inc. ("Triad"), a new wholly owned subsidiary of Healthtrust, and the simultaneous assumption by Triad of the indebtedness evidenced by the Securities and by the New Credit Agreement, (iii) the subsequent transfer of the Business by Triad to Triad Hospitals Holdings, Inc. ("Holdings"), a new wholly owned subsidiary of Triad, and the simultaneous assumption by Holdings of the indebtedness evidenced by the Securities and the New Credit Agreement, (iv) the distribution by Healthtrust of all of the common stock of Triad to Columbia/HCA, and (v) the distribution by Columbia/HCA of all of the common stock of Triad to the stockholders of Columbia/HCA, in each case, as set forth in the Offering Circular.

     Upon Healthtrust transferring the Business to Triad and the assumption by Triad of the indebtedness evidenced by the Securities, Healthtrust will cause Triad to assume all the rights, obligations and liabilities of Healthtrust under this Agreement pursuant to the Triad Assumption Agreement, the form of which is attached as Annex VI hereto. Upon Triad transferring the Business to Holdings and the assumption by Holdings of the indebtedness evidenced by the Securities, Triad will cause Holdings to assume all rights, obligations and liabilities of Triad under this Agreement pursuant to the Holdings Assumption Agreement, the form of which is attached as Annex VII hereto. Following the assumption by Holdings of the indebtedness evidenced by the Securities, Holdings will contribute certain assets to its subsidiary, Triad Holdings II, LLC and Triad Holdings II, LLC will then contribute certain assets to its subsidiary, Triad Holdings III, Inc. Following these contributions and immediately prior to the completion of the Distribution, Holdings will cause the Guarantors (as defined in the Guarantor Assumption Agreement) to execute the Guarantor Assumption Agreement, the form of which is attached as Annex VIII hereto, pursuant to which each Guarantor will agree to observe and perform as a "Guarantor" all rights, obligations and liabilities of such Guarantor under this Agreement. The parties hereto acknowledge and agree that once (i) the Business has been validly transferred to Triad and the Triad Assumption Agreement has been executed and delivered by the parties thereto, Healthtrust shall automatically be fully, unconditionally and irrevocably released from all rights, obligations and liabilities under this Agreement and (ii) the
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Business has been validly transferred to Holdings and the Holdings Assumption
Agreement has been executed and delivered by the parties thereto, Triad shall automatically be fully, unconditionally and irrevocably released from all rights, obligations and liabilities under this Agreement. For purposes of this Agreement, the "Company" shall refer to any of Healthtrust or Triad or Holdings, depending on which such company has then assumed all rights, obligations and liabilities under this Agreement as discussed in this paragraph. The holders of the Securities will be entitled to the benefits of the exchange and registration rights agreement substantially in the form of Annex IX hereto to be dated as of the Time of Delivery (the "Registration Rights Agreement") among Healthtrust and the Purchasers, pursuant to which the Company will agree to file as soon as practicable after the Time of Delivery but in any event within 90 days after the Time of Delivery, a registration statement with the Securities and Exchange Commission (the "Commission") registering the Exchange Notes (as defined in the Registration Rights Agreement) under the United States Securities Act of 1933, as amended (the "Act").

   Healthtrust represents and warrants to, and agrees with, each of the Purchasers as of the date hereof and as of the Time of Delivery, and agrees with each Purchaser, that:

     (a) Offering Circular. The Offering Circular and any amendments or supplements thereto do not and will not, as of their respective dates and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to any statements or omissions from the Offering Circular made in reliance upon and in conformity with information furnished to the Company in writing by any Purchaser through Goldman, Sachs & Co. expressly for use in the Offering Circular.

     (b) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Offering Circular are independent public accountants with respect to each of Triad and its subsidiaries and Columbia/HCA and its subsidiaries within the meaning of Regulation S-X under the Act.

     (c) Financial Statements. The historical financial statements relating to Triad, together with the related schedules and notes, included in the Offering Circular present fairly, in all material respects, the financial position of Holdings at the dates indicated and the combined statements of operations, combined statements of equity and combined statements of cash flows of Holdings for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as disclosed therein. The selected historical financial data and the summary financial data

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     included in the Offering Circular present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Circular. The pro forma financial statements of Triad and the related notes thereto included in the Offering Circular present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and in the Company's opinion the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The financial statements relating to Columbia/HCA, together with the related schedules and notes, included in the Offering Circular present fairly in all material respects the financial position of Columbia/HCA at the dates indicated and the consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows of Columbia/HCA for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved except as disclosed therein.

     (d) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Circular, except as otherwise described in the Offering Circular, (i)-there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Business whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
     (ii)-there have been no transactions entered into by the Business, Triad or Holdings or any of the Designated Subsidiaries (as defined in Section 1(f) hereof), other than those in the ordinary course of business, which are material with respect to the Business, and (iii) there has been no dividend or distribution of any kind declared, paid or made by any of Triad or Holdings on any class of its capital stock. Since the respective dates as of which information is given in the Offering Circular, except as otherwise stated therein, there has not been any material increase in the amount of debt to be assumed by Triad and its subsidiaries in connection with the Distribution. Since the respective dates as of which information is given in the Offering Circular, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Healthtrust and its subsidiaries, considered as a whole, which would materially adversely affect Healthtrust's ability to redeem the Securities if it were required to do so pursuant to the mandatory redemption provisions in the Indenture (a "Material Adverse Effect on the Mandatory Redemption").

     (e) Good Standing of Healthtrust, Triad and Holdings. Each of Healthtrust, Triad and Holdings has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as
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     described in the Offering Circular and to enter into and perform its obligations under this Agreement; and each of Healthtrust, Triad and Holdings is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (f) Good Standing of Designated Subsidiaries. Each subsidiary of Healthtrust to be contributed to Holdings in connection with the Distribution (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing as a corporation, a limited liability company or a limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Circular and is duly qualified as a foreign corporation or foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Circular, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, with respect to shares owned by Healthtrust, such shares are owned by Healthtrust, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than those created pursuant to the New Credit Agreement; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary. Triad has no direct subsidiaries other than Holdings and Holdings has no subsidiaries other than Triad Holdings II, LLC and Triad Holdings III, Inc.

     (g) Capitalization. The authorized, issued and outstanding capital stock of Triad, after giving effect to the Distribution, will be as set forth in the Offering Circular in the column entitled "As Adjusted" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Circular or pursuant to the exercise of convertible securities or options referred to in the Offering Circular). The shares of issued and outstanding capital stock of each of Healthtrust, Triad and Holdings have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of Healthtrust, Triad or Holdings was issued in violation of the preemptive or other similar rights of any securityholder of Healthtrust, Triad or Holdings. Healthtrust owns 100% of the capital stock of Triad and Triad owns 100% of the capital stock of Holdings.
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     (h) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by Healthtrust. At the Time of Delivery, this Agreement will have been duly authorized by each of Triad, Holdings and the Guarantors. Each of the Registration Rights Agreement and the DTC Agreement have been authorized by Healthtrust and, when executed and delivered by Healthtrust, will constitute a valid and binding agreement of Healthtrust, enforceable against Healthtrust in accordance with its terms, except that
     (i) the enforcement thereof (A) may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (B) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) any rights to indemnity or contribution thereunder may also be limited by federal and state securities laws and public policy considerations. At the Time of Delivery, the Registration Rights Agreement will have been duly authorized by each of Triad and Holdings and, when Triad and Holdings execute and deliver the Triad Assumption Agreement and the Holdings Assumption Agreement to the Registration Rights Agreement, respectively, will constitute a valid and binding agreement of Triad and Holdings, respectively, enforceable against Triad and Holdings, respectively, in accordance with its terms, except that
     (i) the enforcement thereof (A) may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (B) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) any rights to indemnity or contribution thereunder may also be limited by federal and state securities laws and public policy considerations. At the Time of Delivery, the Registration Rights Agreement will have been duly authorized by the Guarantors and, when such agreement is assumed as a "Guarantor" by the Guarantors, will constitute a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, except that (A) the enforcement thereof (i) may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) any rights to indemnity or contribution thereunder may also be limited by federal and state securities laws and public policy considerations. At the Time of Delivery, the DTC Agreement will have been duly authorized by Triad and Holdings and, when such Agreement is assumed by Triad and Holdings, respectively, will constitute a valid and binding agreement of Triad and Holdings, respectively, enforceable against Triad and Holdings, respectively, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (i) Authorization of the Indenture. The Indenture has been duly authorized by Healthtrust and, when executed and delivered by Healthtrust and the Trustee, will constitute a valid and binding agreement of Healthtrust, enforceable against Healthtrust in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Time of Delivery, the Indenture will have been duly authorized by each of Triad and Holdings and, when the first and second indenture supplements to the Indenture are executed and delivered by Triad and Holdings, respectively, will constitute a valid and binding agreement of Triad and Holdings, respectively, enforceable against Triad and Holdings, respectively, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Time of Delivery, the Indenture will have been duly authorized by the Guarantors and, when the third indenture supplement to the Indenture is executed and delivered by the Guarantors, will constitute a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). At the Time of Delivery, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

     (j) Authorization of the Securities. The Securities have been duly authorized and, at the Time of Delivery, will have been duly executed by Healthtrust and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of Healthtrust, enforceable against Healthtrust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be substantially in the form contemplated by, and entitled to the benefits of, the Indenture. At the Time of Delivery, the Securities will have been authorized by each of Triad and Holdings and, when the first and second indenture supplements to the Indenture are executed and delivered by Triad and Holdings, respectively, will constitute valid and binding obligations of Triad and Holdings, respectively, enforceable against Triad and Holdings, respectively, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Exchange Notes have been authorized by each of Healthtrust, and, at the Time of Delivery, will have been authorized by Triad and Holdings and, when executed and issued and delivered by the Company in exchange for the Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (k) Description of the Securities, the Indenture and the Registration Rights Agreement. The Securities, the Exchange Notes, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof contained in the Offering Circular and will be in substantially the respective forms previously delivered to the Purchasers.

     (l) Absence of Defaults, Violations and Conflicts. None of Triad, Holdings or any of the Designated Subsidiaries is in violation of its charter, by-laws or other formation documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of them is a party or by which or any of them may be bound, or to which any of the property or assets of Triad, Holdings or any of the Designated Subsidiaries is subject (collectively, the "Agreements and Instruments") or has violated or is in violation of an applicable law, statute, rule, regulation, judgment, order, writ or decree (including any "fraud and abuse legislation" or "anti-kickback law") of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of Triad, Holdings or any of the Designated Subsidiaries or any of their assets, properties or operations (including, without limitation, the Business), except, in each case, for such defaults or violations that would not result in a Material Adverse Effect; and the execution, delivery and performance by Triad or Holdings of this Agreement, the Indenture, the Registration Rights Agreement, the Securities and the Exchange Notes and any other agreement or instrument entered into or issued or to be entered into or issued by any of Triad or Holdings in connection with the transactions contemplated hereby or thereby and the consummation of (i) the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Circular under the caption "Use of Proceeds" and (ii) the Distribution and compliance by each of Triad and Holdings with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Triad, Holdings or any of the Designated Subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches or defaults or liens, charges, encumbrances or Repayment Events that, singly or in the aggregate, would not result in a Material Adverse Effect or are disclosed in the Offering Circular, nor will such action result in any violation of the provisions of (A) the charter, by-laws or other formation documents of any of Healthtrust, Triad or Holdings or any of the Designated Subsidiaries or
     (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any of Triad or Holdings or any of the Designated Subsidiaries or any of their assets, properties or operations (including, without limitation, the Business), except, in the case of (B) above, for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of Triad or Holdings or any of the Designated Subsidiaries. Healthtrust is not in violation of its Certificate of Incorporation or by-laws, except for such violations that would not result in a Material Adverse Effect on the Mandatory Redemption; and the execution, delivery and performance by Healthtrust of this Agreement, the Indenture, the Registration Rights Agreement, the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by Healthtrust in connection with transactions contemplated hereby or thereby and the consummation of (x) the issuance and sale of the Securities and the use of proceeds from the sale of Securities as described in the Offering Circular under the caption "Use of Proceeds" and (y) the Distribution and compliance by Healthtrust with its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Healthtrust Repayment

     Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Healthtrust pursuant to any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Healthtrust is a party or by which it is bound or to which any of its properties or assets is subject (collectively, the "Healthtrust Agreements and Instruments"), except for such conflicts, breaches or defaults or liens, charges, encumbrances or Healthtrust Repayment Events that, singly or in the aggregate, would not result in a Material Adverse Effect on the Mandatory Redemption or are disclosed in the Offering Circular, nor will such action result in any violation of the provisions of (A) the Certificate of Incorporation or by-laws of Healthtrust or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic of foreign, having jurisdiction over Healthtrust or any of its assets, properties or operations, except in the case of (B) above, for violations that would not result in a Material Adverse Effect on the Mandatory Redemption. As used herein, a "Healthtrust Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all of a portion of such indebtedness by Healthtrust.

     (m) Absence of Labor Dispute. No labor dispute with the employees of any of the Business, Triad or Holdings or any of the Designated Subsidiaries exists or, to the knowledge of the Company, is imminent, which, would result in a Material Adverse Effect.

     (n) Absence of Proceedings. Except as disclosed in the Offering Circular, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Healthtrust, Triad or Holdings, threatened, against or affecting any of Healthtrust, Triad or Holdings or any of the Designated Subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the Business or the consummation of the transactions contemplated by this Agreement or the Distribution or the performance by the Company of its obligations hereunder or under the Securities or the Exchange Notes. The aggregate of all pending legal or governmental proceedings to which any of Healthtrust, Triad or Holdings or any of the Designated Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Circular, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

     (o) Possession of Intellectual Property. The Business owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the Business as currently conducted except as would not result in a Material Adverse Effect, and none of Healthtrust, Triad, Holdings or any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Business therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (p) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by any of Healthtrust, Triad or Holdings of its obligations hereunder, in connection with (i) the offering, issuance or sale of the Securities hereunder, (ii) the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Indenture, (iii) the consummation of the Distribution or (iv) for the due execution, delivery or performance of the Indenture and the Registration Rights Agreement by any of Healthtrust, Triad or Holdings, except (A) such as have been already obtained and are in full force and effect, (B) in connection with the registration of the Exchange Notes pursuant to the Registration Rights Agreement, (C) any filings under state securities or Blue Sky laws in connection with the sale of the Securities and the Exchange Notes, (D) the qualification of the Indenture under the Trust Indenture Act, in connection with the Exchange Offer and (E) for such approvals or consents the failure so to obtain with respect to Triad and Holdings would not have a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Indenture or the Distribution and, with respect to Healthtrust would not have a Material Adverse Effect on the Mandatory Redemption.

     (q) Possession of Licenses, Permits and Consents. Each of the Business, Triad, Holdings and the Designated Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") which have been issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and to be conducted by them after giving effect to the Distribution, except as disclosed in the Offering Circular and except where the failure to so possess such Government Licenses would not, singly or in the aggregate, have a Material Adverse Effect; each of the Business, Triad, Holdings and the Designated Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except as disclosed in the Offering Circular and except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Business, Triad, Holdings or any of the Designated Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as disclosed in the Offering Circular. Each of the Business, Triad and Holdings possess such permits, licenses, approvals, consents and other authorizations (collectively, "Authorizations") which are necessary for Holdings and its subsidiaries to participate, after giving effect to the Distribution, in managed care programs except as would not result in a Material Adverse Effect; each of the Business, Triad, Holdings and Designated Subsidiaries is in compliance with the terms and conditions of all such Authorizations, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all such Authorizations are valid and in full force and effect, except where the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect would not have a Material Adverse Effect; and none of the Business, Triad, Holdings or any of the Designated Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (r) Medicare and Medicaid. To the extent described in the Offering
     Circular and except as otherwise described in the Offering Circular, all facilities to be owned, operated or managed as continuing operations by Holdings and its subsidiaries after giving effect to the Distribution (the "Company Facilities") (i) are, and after the Distribution, will be licensed, to the extent necessary, under appropriate state laws to conduct the business as described in the Offering Circular, except as would not result in a Material Adverse Effect; (ii) are, and after the Distribution, will be certified for participation or enrollment in the Medicare and Medicaid programs; (iii) have, and after the Distribution, will have the benefit of a current and valid provider contract with the Medicare and Medicaid programs; and (iv) are, and after the Distribution, will be in substantial compliance with the terms and conditions of participation in such programs and have received all approvals or qualifications necessary for reimbursement, except, in each case, where the failure to be so licensed or certified, to have such contracts, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not have a Material Adverse Effect. To the knowledge of each of Healthtrust, Triad and Holdings, the amounts established as provisions for Medicare and Medicaid adjustments and adjustments by any other third party payors on the financial statements of Triad are sufficient in all material respects to pay any amounts for which Holdings or any of its subsidiaries may be liable for such adjustments. Except as described in the Offering Circular, none of the Business, Triad, Holdings or any of the Designated

     Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare or Medicaid programs of any pending or threatened investigations, surveys (other than routine surveys) or decertification proceedings, and none of Healthtrust, Triad, Holdings or any of their respective subsidiaries has any reason to believe that any such investigations, surveys or proceedings are pending, threatened or imminent, in each case, which notices or threatened investigations, surveys or proceedings singly or in the aggregate would have a Material Adverse Effect.

     (s) Title to Property. The Business, Triad and Holdings and the Designated Subsidiaries have good and marketable title to all real property described in the Offering Circular as owned by each of them and good title to all other properties described in the Offering Circular as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (i) such as are described in the Offering Circular, (ii) pursuant to the New Credit Agreement or (iii) such as would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Business, Triad, Holdings and the Designated Subsidiaries and under which any of the Business, Triad, Holdings or any of the Designated Subsidiaries holds properties described in the Offering Circular, are in full force and effect, and none of the Business, Triad, Holdings or any of the Designated Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Business, Triad, Holdings or any of the Designated Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of any of the Business, Triad, Holdings or any of the Designated Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except such as would not, singly or in the aggregate, have a Material Adverse Effect.

     (t) Environmental Laws. Except as described in the Offering Circular and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) none of the Business, Triad, Holdings or any the Designated Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Business, Triad, Holdings and the Designated Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with the requirements of such permits, authorizations and approvals, (iii) none of Healthtrust, Triad, Holding or any of the Designated Subsidiaries is aware of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Business, Triad, Holdings or any of the Designated Subsidiaries and (iv) none of Healthtrust, Triad, Holdings or any of the Designated Subsidiaries is aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Business, Triad, Holdings or any of the Designated Subsidiaries relating to Hazardous Materials or Environmental Laws.

     (u) Investment Company Act. None of Healthtrust, Triad, or Holdings is, and upon the issuance and sale of the Securities as herein contemplated, the application of the net proceeds therefrom as described in the Offering Circular and the assumption of the obligations of the Securities by Triad and Holdings pursuant to the first and second indenture supplements to the Indenture, will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (v) Similar Offerings. None of Healthtrust, Triad, Holdings or any of their respective affiliates, as such term is defined in Rule 501(b) under the Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Act.

     (w) Rule 144A Eligibility. Assuming compliance with the representations in
     Section 3 hereof, the Securities are eligible for resale pursuant to Rule 144A and will not be, at the Time of Delivery, of the same class as securities listed on a national securities exchange registered under
     Section 6 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated interdealer quotation system.

     (x) No General Solicitation. None of Healthtrust, Triad, Holdings, its Affiliates or any person acting on its or any of their behalf (other than the Purchasers, as to whom Healthtrust, Triad and Holdings make no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act.

     (y) No Registration Required. Subject to compliance by the Purchasers with the representations and warranties set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers and to each subsequent purchaser of the Securities in the manner contemplated by this Agreement and the Offering Circular to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

     (z) Reporting Company. After the consummation of the Distribution, Triad will be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

     (aa) Accounting Controls. Each of the Business, Triad, Holdings and the Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization,
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (bb) Insurance. Each of the Business, Triad, Holdings and the Designated Subsidiaries carry or are entitled to, and after-giving effect to the Distribution, will carry or be entitled to, the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, except for failures to carry or be entitled to benefits of insurance which would not have a Material Adverse Effect.

     (cc) Solvency. Healthtrust is, and immediately after the Time of Delivery will be, Solvent. Each of Triad and Holdings will be Solvent immediately before and after they assume the obligations under the Securities and the Indenture as contemplated by the first and second indenture supplements to the Indenture. As used herein, the term "Solvent" means, with respect to Healthtrust, Triad and Holdings, as the case may be, on a particular date, that on such date (i) the fair market value of the assets of Healthtrust, Triad and Holdings, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of Healthtrust, Triad and Holdings, as the case may be, (ii) the present fair salable value of the assets of Healthtrust, Triad and Holdings, as the case may be, is greater than the amount that will be required to pay the probable liabilities of Healthtrust, Triad and Holdings, as the case may be, on its debts as they become absolute and matured, (iii) Healthtrust, Triad and Holdings, as the case may be, able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (iv) Healthtrust, Triad and Holdings, as the case may be, does not have unreasonably small capital.

     (dd) Stabilization. None of Healthtrust, Triad, Holdings or any of their respective officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of Healthtrust, Triad or Holdings to facilitate the sale or resale of the Securities.

     (ee) Year 2000 Problem. Each of Healthtrust, Triad and Holdings has reviewed and is continuing to review the operations of the Business and any third parties with which the Business has a material relationship to evaluate the extent to which the Business will be affected by the Year 2000 Problem. As a result of such review, except as described in the Offering Circular each of Healthtrust, Triad and Holdings has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     (ff) Compliance with the Cuba Act. Each of Healthtrust, Triad and Holdings has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

     (gg) New Credit Agreement. The Company has received commitments from lenders under the New Credit Agreement for 100% of the commitments under the New Credit Agreement.

     (hh) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

     (ii) Healthtrust Assets. (i) The only material assets owned by Columbia/HCA are the capital stock of Healthtrust and intercompany notes in an amount not to exceed $1,800,000,000 and (ii) other then as described in clause
     (i), all other material assets of Columbia/HCA have been validly transferred to and are owned by Healthtrust. The assets held by Healthtrust comprise substantially all of the assets of

     Columbia/HCA reflected on its balance sheet dated December 31, 1998 included in the Offering Circular, with the exception of the intercompany notes referred to in clause (i) of the preceding sentence.

    Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Purchasers shall be deemed a representation and warranty by the Company to each Purchaser as to the matters covered thereby.

2. Subject to the terms and conditions herein set forth, Healthtrust agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from Healthtrust, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from May 11, 1999 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or
(ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act; and

(c) It is an institution that is an "accredited investor" pursuant to Rule 501(1), (2), (3) or (9) of Regulation D under the Act.

4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of Healthtrust with DTC or its designated custodian. Healthtrust will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by Healthtrust, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. Healthtrust will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on May 11, 1999 or such other time and date as

Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to
Section 7(i) hereof, will be delivered at such time and date at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Purchasers:

(a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b) To furnish the Purchasers with copies of the Offering Circular and each amendment or supplement thereto in such quantities as you may from time to time reasonably request, and if, at any time prior to the earlier of (i) completion of the distribution of the Securities (as reasonably determined by the Representatives) and (ii) the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction;

(d) To take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Securities;

(e) To cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC;

(f) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in substantially the manner specified in the Offering Circular under the caption "Use of Proceeds";

(g) To use its reasonable best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(i) For so long as any of the Securities remain outstanding, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish at its expense, upon request, to any holders of Securities and any prospective purchasers thereof information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(j) To furnish to the holders of the Securities as soon as practicable with annual reports, quarterly reports and other documents required to be so furnished pursuant to Section 4.3 of the Indenture;

(k) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(l) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them; and

(m) To file and use its reasonable best efforts to cause to be declared or become effective under the Securities Act, on or prior to 90 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of the Exchange Notes, and the exchange of the Securities for the Exchange Notes, all in a manner which will permit persons who acquire the Exchange Notes to resell the Exchange Notes pursuant to Section 4(1) of the Act, all in accordance with the provisions of the Registration Rights Agreement.

6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Final Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities;
(vi) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Dewey Ballantine LLP, special counsel for the Company, Donald P. Fay, Esq., General Counsel to Triad, John M. Franck II, Esq., Senior Counsel to Healthtrust, and

Waller Lansden Dortch & Davis, special regulatory counsel for the Company, shall each have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annexes II, III, IV, and V hereto;

(b) Simpson Thacher & Bartlett, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to certain matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) None of the Business, Healthtrust, Triad or Holdings, or any of the Designated Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular and except for such interference, loss or damage which would not (i) with respect to Healthtrust, result in a Material Adverse Effect on the Mandatory Redemption and (ii) with respect to the Business, Triad or Holdings, result in a Material Adverse Effect;

(d) At the Time of Delivery, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Circular, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Business whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of Healthtrust and of the chief financial or chief accounting officer of Healthtrust dated as of the Time of Delivery, to the effect that (i)-there has been no such material adverse change, (ii)-the representations and warranties in Section-1 hereof are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery, and
(iii)-Healthtrust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

(e) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) At the Time of Delivery, the Securities shall be rated at least B3 by Moody's and B- by S&P; and on or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

(g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market System; (ii) a suspension or material limitation in trading in the securities of any of Columbia/HCA or Triad on the New York Stock Exchange or the Nasdaq National Market System, respectively; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities;
(iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (v) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities;

(h) The Securities have been designated for trading on PORTAL;

(i) At the Time of Delivery, the Representatives shall have received the Registration Rights Agreement, substantially in the form of Annex VI hereto, executed by Healthtrust and such agreement shall be in full force and effect;

(j) At the Time of Delivery, counsel for the Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Healthtrust in connection with the issuance and sale of the Securities and the assumption by Holdings of the obligations under the Securities, in each case, as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Purchasers; and

(k) The conditions to closing provided for in the New Credit Agreement shall be simultaneously satisfied or waived, and Healthtrust shall have received loan proceeds of not less than $340,000,000 under the New Credit Agreement.

8. (a) The Company and, upon execution of the Guarantor Assumption Agreement, each guarantor will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Final Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser through Goldman, Sachs & Co. expressly for use therein. It is understood and agreed that the only written information furnished by any Purchaser for inclusion in the Preliminary Offering Circular or the Final Offering Circular consists of the following information in the Offering
Circular: (i) the stabilization legend on page ii, (ii) the second sentence under the caption "Risk Factors-You May Not Be Able to Sell Your Notes", (iii) the last paragraph on the front cover and (iv) the sixth, seventh, eighth and ninth paragraphs under the caption "Underwriting".

(b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Final Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this
Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within twenty-four hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of twenty-four hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the representations and warranties relating to Healthtrust or Columbia/HCA and their respective subsidiaries (other than the Business, Triad, Holdings and the Designated Subsidiaries) shall survive only until the assumption of the indebtedness evidenced by the Securities by Holdings has occurred and the Distribution has been consummated.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 9th Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.


                                          Very truly yours,

                                       Healthtrust, Inc. -- The Hospital Company


                                       By: /s/ David Anderson
                                           -------------------------------------
                                           Name: David Anderson
                                           Title: Vice President


Accepted as of the date hereof:

Goldman, Sachs & Co.
NationsBanc Montgomery Securities LLC
Chase Securities Inc.
Salomon Smith Barney Inc.
SG Cowen Securities Corporation


By: /s/ Goldman, Sachs & Co.
    ----------------------------------
    (Goldman, Sachs & Co.)



    On behalf of each of the Purchasers